Supplement A-1

UK GAAP profit and loss account	National Grid Transco consolidated		Consolidation adjustments	National Grid Transco plc	Ngg Finance Plc	Ngg Finance (No 1)	National Grid (Us) Holdings Limited	National Grid (Us) Investmnts No 4
for the year ended 31 March 2005
$ million

Group turnover	15,934		-	1	-	-	-	-

Group operating costs	(12,485)		755	(57)	(9)	-	(172)	1

Operating profit of Group undertakings - continuing operations before acquisition	3,420		755	(56)	(9)	-	(172)	1
Operating profit of Group undertakings - acquisitions	29	-	-	-	-	-	-	-
	3,449		755	(56)	(9)	-	(172)	1

Share of joint ventures' operating profit/(loss) - continuing operations	14	-	-	-	-	-	-	-
Share of joint ventures' and associate's operating profit/(loss) - discontinued operations	-	-	-	-	-	-	-	-
	14		-	-	-	-	-	-
-	-	-	-	-	-	-	-	-
Operating profit
- Before exceptional items and goodwill amortisation	4,136		665	(56)	(9)	-	(172)	1
- Exceptional items	(469)		4	-	-	-	-	-
- Goodwill amortisation	(204)		86	-	-	-	-	-
Total operating profit	3,463		755	(56)	(9)	-	(172)	1

Profit on disposal of tangible fixed assets - continuing operations	130		125	-	-	-	-	-
Profit on disposal of group undertakings	-		(1)	-	-	-	-	-
Profit on sale or termination of operations - discontinued operations	25		(11,768)	11,768	-	-	-	-
Other non-operating exceptionals	-		1	-	(1)	-	-	-
Dividends receivable	-		(1,506)	1,269	-	-	-	-

Net interest	(1,464)		157	(37)	48	-	(23)	(389)

Profit/(loss) on ordinary activities before taxation	2,154	-	(12,237)	12,944	38	-	(195)	(388)
Taxation
- Excluding exceptional items	(606)		(94)	44	(22)	-	58	27
- Exceptional items	147		-	-	-	-	-	-
	(459)		(94)	44	(22)	-	58	27

Profit/(loss) on ordinary activities after taxation	1,695		(12,331)	12,988	16	-	(137)	(361)
Minority interests	2		1	-	-	-	-	-

Profit/(loss) for the year	1,697	-	(12,330)	12,988	16	-	(137)	(361)
Dividends	(1,367)		1,492	(1,367)	(5)	-	(53)	-

Profit/(loss) transferred to/(from) profit and loss account reserve	330	-	(10,838)	11,621	11	-	(190)	(361)

Consolidation adjustments include the elimination of intra-group sales, interest and dividends and the elimination of profit on transfer of intra-group sales of group undertakings, together with the reversal of fair value adjustments recorded in National Grid Holdings One consolidated on the hivedown of Lattice from National Grid Transco plc to National Grid Holdings One plc.

	National Grid Transco consolidated						National Grid (Us) Holdings Limited	National Grid (Us) Investmnts No 4

Reconciliation to US GAAP
UK GAAP profit for year	1,697						(137)	(361)
Equity share of profits							352	713

Fixed assets - purchase of Lattice	(666)
Replacement expenditure (net of depreciation)	858
Pensions and other post-retirement benefits	110
Financial instruments	476
Severance and integration costs	116
Recognition of income	24
Goodwill amortisation	204
Intangibles amortisation	(15)
Restructuring - purchase of Lattice	4
Deferred taxation	(351)
Hivedown of Lattice - fixed assets
Hivedown of Lattice - goodwill
Hivedown of Lattice - other
Other	(19)

US GAAP net income	2,438						215	352

UK GAAP balance sheet	National Grid Transco consolidated		Consolidation adjustments	National Grid Transco plc	Ngg Finance Plc	Ngg Finance (No 1)	National Grid (Us) Holdings Limited	National Grid (Us) Investmnts No 4
at 31 March 2005
$ million

Fixed assets
Intangible assets	3,786		(3,394)	-	-	-	-	-
Tangible assets	33,540		(10,069)	-	-	-	-	-
Investment in group undertakings	-		(44,653)	4,588	-	-	3,897	8,338
Investments in joint ventures	32		-	-	-	-	-	-
Other investments	248		(58)	1	-	-	-	-
	37,606		(58,174)	4,589	-	-	3,897	8,338

Current assets
Stocks	190		-	-	-	-	-	-
Debtors (amounts falling due within one year)	2,920		(34,482)	20,217	3,356	-	98	154
Debtors (amounts falling due after one year)	4,721		(4,233)	-	-	-	-	-
Current asset investments	1,076		-	222	-	-	-	-
Cash at bank and in hand	190		1	1	1	-	-	-
	9,097		(38,714)	20,440	3,357	-	98	154

Creditors (amounts falling due within one year)
Borrowings	(6,154)		(1)	(1,475)	(371)	-	-	-
Other creditors	(5,465)		39,321	(4,218)	(203)	(1)	(883)	(6,862)
	(11,619)	0	39,320	(5,693)	(574)	(1)	(883)	(6,862)

Net current assets / (liabilities)	(2,522)	-	606	14,747	2,783	(1)	(785)	(6,708)

Total assets less current liabilities	35,084	-	(57,568)	19,336	2,783	(1)	3,112	1,630

Creditors (amounts falling due after more than one year)

Borrowings	(20,720)		136	(1,927)	(1,933)	-	-	-
Other creditors	(3,472)		(2,003)	(16)	(21)	-	-	-
Creditors (amounts falling due after more than one year)	(24,192)	0	(1,867)	(1,943)	(1,954)	-	-	-

Provisions for liabilities and charges	(8,263)		191	-	-	-	-	-

Net assets employed	2,629	-	(59,244)	17,393	829	(1)	3,112	1,630

Capital and reserves
Called up share capital	584		(6,422)	584	4	-	2	-
Share premium account	2,436		(30,207)	2,436	815	-	2,005	3,897
Other reserves	(9,697)		(14,801)	130	-	-	-	-
Profit and loss account	9,245		(7,814)	14,243	10	(1)	1,105	(2,267)
Equity shareholders' funds	2,568	-	(59,244)	17,393	829	(1)	3,112	1,630
Minority interests
Equity	20		-	-	-	-	-	-
Non-equity	41		-	-	-	-	-	-
Minority interests	61	-	-	-	-	-	-	-
	2,629	-	(59,244)	17,393	829	(1)	3,112	1,630

Consolidation adjustments include the elimination of investments in subsidiary undertakings and intercompany balances, together with the reversal of fair value adjustments recorded in National Grid Holdings One consolidated on the hivedown of Lattice from National Grid Transco plc to National Grid Holdings One plc.

Reconciliation of shareholders' equity to US GAAP	National Grid Transco consolidated						National Grid (Us) Holdings Limited	National Grid (Us) Investmnts No 4

UK GAAP equity as above	2,568						3,112	1,630
Equity accounting							(1,713)	555

Fixed assets - impact of Lattice Group plc purchase accounting and replacement expenditure - gross	14,026
Goodwill - purchase of Lattice	7,220
Pensions and other post-retirement benefits	(1,892)
Financial instruments	221
Severance and integration liabilities	123
Recognition of income	(40)
Goodwill - other acquisitions	440
Intangibles - other acquisitions	401
Restructuring - purchase of Lattice	(4)
Ordinary dividends	886
Tangible fixed assets - reversal of partial release of impairment provision	(55)
Regulatory assets	306
Deferred taxation	(4,202)
Hivedown of Lattice - fixed assets
Hivedown of Lattice - goodwill
Hivedown of Lattice - other
Other	19

US GAAP equity shaeholders' funds	20,017						1,399	2,185

UK GAAP retained earnings	National Grid Transco consolidated		Consolidation adjustments	National Grid Transco plc	Ngg Finance Plc	Ngg Finance (No 1)	National Grid (Us) Holdings Limited	National Grid (Us) Investmnts No 4

Retained earnings at 1 April 2004	8,702		3,246	2,418	(1)	(1)	1,256	(1,982)
Prior year adjustments - share based payments	15			-	-	-	-	-
Exchange adjustments	(137)		(259)	-	-	-	-	143
Movement in shares held by employee trusts	9		9	-	-	-	-	-
Employee share scheme issues	30		30		-	-	-	-
Deferred tax on employee option schemes	7		-	-	-	-	-	-
Retained profit/(loss) for the year	330		(10,838)	11,621	11	-	(190)	(361)
Other movements	-		3	-	-	-	-	-
Retranslation into US dollars	289		(5)	204	0	(0)	39	(67)

Retained earnings at 31 March 2005	9,245		(7,814)	14,243	10	(1)	1,105	(2,267)

Reconciliation of Group profit and loss reserve to retained earnings under US GAAP
Group profit and loss reserve under UK GAAP	9,245						1,105	(2,267)

Adjustments to conform with US GAAP	(5,164)
Equity in income of subsidiaries							1,531	1,506
Profit on sale of group companies							(1,546)

	4,081						1,090	(761)

Supplement A-1 (continued)
UK GAAP profit and loss account	National Grid Eight Limited	Ngt Three Limited	Ntional Grid Twelve Limited	NGT One Limited	National Grid Eleven Limited	National Grid US Partnership 1	National Grid US Pertnership	National Grid General Partnership
for the year ended 31 March 2005
$ million

Group turnover	-	-	-	-	-	-	-	-

Group operating costs	-	-	1	-	-	-	-	-

Operating profit of Group undertakings - continuing operations before acquisition	-	-	1	-	-	-	-	-
Operating profit of Group undertakings - acquisitions
	-	-	1	-	-	-	-	-

Share of joint ventures' operating profit/(loss) - continuing operations	-	-	-	-	-	-	-	-
Share of joint ventures' and associate's operating profit/(loss) - discontinued operations
	-	-	-	-	-	-	-	-

Operating profit
- Before exceptional items and goodwill amortisation	-	-	1	-	-	-	-	-
- Exceptional items	-	-	-	-	-	-	-	-
- Goodwill amortisation	-	-	-	-	-	-	-	-
Total operating profit	-	-	1	-	-	-	-	-

Profit on disposal of tangible fixed assets - continuing operations	-	-	-	-	-	-	-	-
Profit on disposal of group undertakings	-	-	-	-	-	-	-	-
Profit on sale or termination of operations - discontinued operations	-	-	-	-	-	-	-	-
Other non-operating exceptionals	-	-	-	-	-	-	-	-
Dividends receivable	13	-	-	1	5	-	-	-

Net interest	1	39	(1)	51	-	-	-	-

Profit/(loss) on ordinary activities before taxation	14	39	-	52	5	-	-	-
Taxation
- Excluding exceptional items	-	-	-	-	-	-	-	20
- Exceptional items
	-	-	-	-	-	-	-	20

Profit/(loss) on ordinary activities after taxation	14	39	-	52	5	-	-	20
Minority interests	-	-	-	-	-	-	-	-

Profit/(loss) for the year	14	39	-	52	5	-	-	20
Dividends	-	-	-	-	-	-	-	-

Profit/(loss) transferred to/(from) profit and loss account reserve	14	39	-	52	5	-	-	20

						National Grid US Partnership 1	National Grid US Pertnership	National Grid General Partnership

Reconciliation to US GAAP
UK GAAP profit for year						-	-	20
Equity share of profits						437	4	421

Fixed assets - purchase of Lattice
Replacement expenditure (net of depreciation)
Pensions and other post-retirement benefits
Financial instruments
Severance and integration costs
Recognition of income
Goodwill amortisation
Intangibles amortisation
Restructuring - purchase of Lattice
Deferred taxation
Hivedown of Lattice - fixed assets
Hivedown of Lattice - goodwill
Hivedown of Lattice - other
Other

US GAAP net income						437	4	441

UK GAAP balance sheet	National Grid Eight Limited	Ngt Three Limited	Ntional Grid Twelve Limited	NGT One Limited	National Grid Eleven Limited	National Grid US Partnership 1	National Grid US Pertnership	National Grid General Partnership
at 31 March 2005
$ million

Fixed assets
Intangible assets	-	-	-	-	-	-	-	-
Tangible assets	-	-	-	-	-	-	-	-
Investment in group undertakings	2,681	-	4,986	-	-	4,532	46	4,646
Investments in joint ventures	-	-	-	-	-	-	-	-
Other investments	-	-	-	-	-	-	-	-
	2,681	-	4,986	-	-	4,532	46	4,646

Current assets
Stocks	-	-	-	-	-	-	-	-
Debtors (amounts falling due within one year)	500	2,650	-	84	219	-	-	-
Debtors (amounts falling due after one year)	-	-	-	1,192	-	-	-	-
Current asset investments	-	-	-	-	-	-	-	-
Cash at bank and in hand	-	-	-	-	-	-	-	-
	500	2,650	-	1,276	219	-	-	-

Creditors (amounts falling due within one year)
Borrowings	0	0	0	0	0	0	0	0
Other creditors	(1)	0	(1,224)	0	0	0	0	0
	(1)	0	(1,224)	0	0	0	0	0

Net current assets / (liabilities)	499	2,650	(1,224)	1,276	219	-	-	-

Total assets less current liabilities	3,180	2,650	3,762	1,276	219	4,532	46	4,646

Creditors (amounts falling due after more than one year)

Other borrowings	-	-	-	-	-	-	-	-
Other creditors	-	-	-	-	-	-	-	-
Creditors (amounts falling due after more than one year)	-	-	-	-	-	-	-	-

Provisions for liabilities and charges	-	-	-	-	-	-	-	-

Net assets employed	3,180	2,650	3,762	1,276	219	4,532	46	4,646

Capital and reserves
Called up share capital	3,155	2,611	15	50	210	2	-	-
Share premium account	-	-	3,747	-	-	4,530	46	-
Other reserves	-	-	-	1,176	-	-	-	3,798
Profit and loss account	25	39	-	50	9	-	-	848
Equity shareholders' funds	3,180	2,650	3,762	1,276	219	4,532	46	4,646
Minority interests
Equity	-	-	-	-	-	-	-	-
Non-equity	-	-	-	-	-	-	-	-
Minority interests	-	-	-	-	-	-	-	-
	3,180	2,650	3,762	1,276	219	4,532	46	4,646

Reconciliation of shareholders' equity to US GAAP						National Grid US Partnership 1	National Grid US Pertnership	National Grid General Partnership

UK GAAP equity as above						4,532	46	4,646
Equity accounting						(166)	(2)	(236)

Fixed assets - impact of Lattice Group plc purchase accounting and replacement expenditure - gross
Goodwill - purchase of Lattice
Pensions and other post-retirement benefits
Financial instruments
Severance and integration liabilities
Recognition of income
Goodwill - other acquisitions
Intangibles - other acquisitions
Restructuring - purchase of Lattice
Ordinary dividends
Tangible fixed assets - reversal of partial release of impairment provision
Regulatory assets
Deferrred taxation
Hivedown of Lattice - fixed assets
Hivedown of Lattice - goodwill
Hivedown of Lattice - other
Other

US GAAP equity shaeholders' funds						4,366	44	4,410

UK GAAP retained earnings	National Grid Eight Limited	Ngt Three Limited	Ntional Grid Twelve Limited	NGT One Limited	National Grid Eleven Limited	National Grid US Partnership 1	National Grid US Pertnership	National Grid General Partnership

Retained earnings at 1 April 2004	11	-	-	-	4	-	-	828
Prior year adjustments - share based payments	-	-	-	-	-	-	-	-
Exchange adjustments	-	-	-	-	-	-	-	(27)
Movement in shares held by employee trusts	-	-	-	-	-	-	-	-
Employee share scheme issues	-	-	-	-	-	-	-	-
Deferred tax on employee option schemes	-	-	-	-	-	-	-	-
Retained profit/(loss) for the year	14	39	-	52	5	-	-	20
Other movements	-	-	-	(2)	-	-	-	-
Retranslation into US dollars	-	0	-	-	-	-	-	27

Retained earnings at 31 March 2005	25	39	-	50	9	-	-	848
	-		-	-	-	-	-
Reconciliation of Group profit and loss reserve to retained earnings under US GAAP
Group profit and loss reserve under UK GAAP						-	-	848

Adjustments to conform with US GAAP
Equity in income of subsidiaries						628	5	388
Profit on sale of group companies

						628	5	1,236

Supplement A-1 (continued)
UK GAAP profit and loss account	Teldata Inc	National Grid US LLC	National Grid US Holdings Inc	Ngt Two Limited	National Grid US6 LLC	National Grid Ten Limited	National Grid USA	National Grid Holdings One Group
for the year ended 31 March 2005
$ million

Group turnover	-	-	-	-	-	-	7,075	8,858

Group operating costs	-	-	-	-	-	-	(6,105)	(6,899)

Operating profit of Group undertakings - continuing operations before acquisition	-	-	-	-	-	-	970	1,930
Operating profit of Group undertakings - acquisitions								29
	-	-	-	-	-	-	970	1,959

Share of joint ventures' operating profit/(loss) - continuing operations	-	-	-	-	-	-	2	12
Share of joint ventures' and associate's operating profit/(loss) - discontinued operations
	-	-	-	-	-	-	2	12

Operating profit
- Before exceptional items and goodwill amortisation	-	-	-	-	-	-	1,181	2,525
- Exceptional items	-	-	-	-	-	-	(42)	(431)
- Goodwill amortisation	-	-	-	-	-	-	(167)	(123)
Total operating profit	-	-	-	-	-	-	972	1,971

Profit on disposal of tangible fixed assets - continuing operations	-	-	-	-	-	-	(1)	6
Profit on disposal of group undertakings	-	-	-	-	-	-	-	1
Profit on sale or termination of operations - discontinued operations	-	-	-	-	-	-	-	25
Other non-operating exceptionals	-	-	-	-	-	-	-	-
Dividends receivable	-	-	218	-	-	-	-	-

Net interest	-	3	(166)	(39)	-	-	(283)	(825)

Profit/(loss) on ordinary activities before taxation	-	3	52	(39)	-	-	688	1,178
Taxation
- Excluding exceptional items	-	(1)	74	-	-	-	(312)	(400)
- Exceptional items	-	-	-	-	-	-	15	132
	-	(1)	74	-	-	-	(297)	(268)

Profit/(loss) on ordinary activities after taxation	-	2	126	(39)	-	-	391	910
Minority interests	-	-	-	-	-	-	(4)	5

Profit/(loss) for the year	-	2	126	(39)	-	-	387	915
Dividends	-	-	-	-	-	-	(218)	(1,216)

Profit/(loss) transferred to/(from) profit and loss account reserve	-	2	126	(39)	-	-	169	(301)

			National Grid US Holdings Inc					National Grid Holdings One Group

Reconciliation to US GAAP
UK GAAP profit for year			126					915
Equity share of profits			293

Fixed assets - purchase of Lattice								(666)
Replacement expenditure (net of depreciation)								858
Pensions and other post-retirement benefits								101
Financial instruments								135
Severance and integration costs								116
Recognition of income								28
Goodwill amortisation								37
Intangibles amortisation								(15)
Restructuring - purchase of Lattice								4
Deferred taxation								(243)
Hivedown of Lattice - fixed assets								563
Hivedown of Lattice - goodwill								86
Hivedown of Lattice - other								(13)
Other								(17)

US GAAP net income			419					1,889

UK GAAP balance sheet	Teldata Inc	National Grid US LLC	National Grid US Holdings Inc	Ngt Two Limited	National Grid US6 LLC	National Grid Ten Limited	National Grid USA	National Grid Holdings One Group
at 31 March 2005
$ million

Fixed assets
Intangible assets	-	-	-	-	-	-	2,624	4,556
Tangible assets	-	-	-	-	-	-	8,142	35,467
Investments in group undertakings	-	-	8,329	2,610	-	-	-	-
Investments in joint ventures	-	-	-	-	-	-	25	7
Other investments	-	-	-	-	-	-	248	57
	-	-	8,329	2,610	-	-	11,039	40,087

Current assets
Stocks	-	-	-	-	-	-	46	144
Debtors (amounts falling due within one year)	-	1	-	-	-	-	1,766	8,357
Debtors (amounts falling due after one year)	-	212	219	-	2,611	-	4,640	80
Current asset investments	-	-	-	-	-	-	328	526
Cash at bank and in hand	-	-	1	-	-	-	21	165
	-	213	220	-	2,611	-	6,801	9,272

Creditors (amounts falling due within one year)
Borrowings	0	0	0	0	0	0	(578)	(3,729)
Other creditors	(1)	(2)	(3,936)	(2,609)	0	0	(3,031)	(21,815)
	(1)	(2)	(3,936)	(2,609)	0	0	(3,609)	(25,544)

Net current assets / (liabilities)	(1)	211	(3,716)	(2,609)	2,611	-	3,192	(16,272)

Total assets less current liabilities	(1)	211	4,613	1	2,611	-	14,231	23,815

Creditors (amounts falling due after more than one year)

Other borrowings	-	-	-	-	-	-	(2,523)	(14,473)
Other creditors	-	-	-	-	-	-	(1,066)	(366)
Creditors (amounts falling due after more than one year)	-	-	-	-	-	-	(3,589)	(14,839)

Provisions for liabilities and charges	-	-	5	-	-	-	(3,131)	(5,328)

Net assets employed	(1)	211	4,618	1	2,611	-	7,511	3,648

Capital and reserves
Called up share capital	-	-	-	40	-	-	-	333
Share premium account	21	206	4,578	-	2,611	-	7,118	633
Other reserves	-	-	-	-	-	-	-	-
Profit and loss account	(22)	5	40	(39)	-	-	332	2,682
Equity shareholders' funds	(1)	211	4,618	1	2,611	-	7,450	3,648
Minority interests
Equity	-	-	-	-	-	-	20	-
Non-equity	-	-	-	-	-	-	41	-
Minority interests	-	-	-	-	-	-	61	-
	(1)	211	4,618	1	2,611	-	7,511	3,648

Reconciliation of shareholders' equity to US GAAP			National Grid US Holdings Inc					National Grid Holdings One Group

UK GAAP equity as above			4,618					3,648
Equity accounting			(418)

Fixed assets - impact of Lattice Group plc purchase accounting and replacement expenditure - gross								195
Goodwill - purchase of Lattice
Pensions and other post-retirement benefits								(465)
Financial instruments								49
Severance and integration liabilities								123
Recognition of income								28
Goodwill - other acquisitions								(174)
Intangibles - other acquisitions								401
Restructuring - purchase of Lattice								4
Ordinary dividends
Tangible fixed assets - reversal of partial release of impairment provision								(55)
Regulatory assets
Deferred taxation								(262)
Hivedown of Lattice - fixed assets								569
Hivedown of Lattice - goodwill								87
Hivedown of Lattice - other								(13)
Other								(26)

US GAAP equity shaeholders' funds			4,200					4,109

UK GAAP retained earnings	Teldata Inc	National Grid US LLC	National Grid US Holdings Inc	Ngt Two Limited	National Grid US6 LLC	National Grid Ten Limited	National Grid USA	National Grid Holdings One Group

Retained earnings at 1 April 2004	(22)	3	(86)	-	-	-	163	2,865
Prior year adjustments - share based payments	-	-	-	-	-	-	-	15
Exchange adjustments	-	-	-	-	-	-	-	6
Movement in shares held by employee trusts	-	-	-	-	-	-	-	-
Employee share scheme issues	-	-	-	-	-	-	-	-
Deferred tax on employee option schemes	-	-	-	-	-	-	-	7
Retained profit/(loss) for the year	-	2	126	(39)	-	-	169	(301)
Other movements	-	-	-	-	-	-	-	(1)
Retranslation into US dollars	-	-	-	(0)	-	-	-	91

Retained earnings at 31 March 2005	(22)	5	40	(39)	-	-	332	2,682
	-	-	-	0	-	-	-	(0)

Reconciliation of Group profit and loss reserve to retained earnings under US GAAP
Group profit and loss reserve under UK GAAP			40					2,682

Adjustments to conform with US GAAP								713
Equity in income of subsidiaries			439
Profit on sale of group companies

			479					3,395

Supplement A-1 (continued)
Cash flow statements for the year ended 31 March 2005	National Grid Transco plc Consolidated $m	National Grid Holdings One plc consolidated $m	National Grid Holdings Limited consolidated $m	Lattice Group plc consolidated $m	National Grid US Holdings Limited $m

Net cash inflow from operating activities	5,440	3,617	1,382	2,223	-

Dividends from joint ventures and subsidiary undertakings	9	7	7	-	-

Returns on investments and servicing
of finance
Interest received and similar income	140	488	196	393	-
Interest paid and similar charges	(1,551)	(1,172)	(359)	(999)	-
Dividends paid to minority interests	(6)	-	(273)	(4)	-
Net cash outflow for returns on
investments and servicing of finance	(1,417)	(684)	(436)	(610)	-

Taxation
Net corporate tax paid	(281)	(271)	32	(191)	-

Capital expenditure and financial investment
Net payments to acquire intangible and tangible fixed assets	(2,532)	(1,982)	(903)	(1,075)	-
Receipts from disposals of tangible fixed assets	172	159	4	142	-

Net cash outflow for capital expenditure and financial investment	(2,360)	(1,823)	(899)	(933)	-

Acquisitions and disposals
Acquisition of Group undertakings	(2,098)	(14,165)	-	-	-
Payments to acquire investments	(30)	-	-	-	-
Receipts from disposal of investments	15	24	24	-	-
Net cash outflow from acquisitions and disposals	(2,113)	(14,141)	24	-	-

Equity dividends paid	(1,174)	(2,076)	(1,403)	(673)	(54)

Net cash outflow before management of liquid
resources and financing	(1,896)	(15,371)	(1,293)	(184)	(54)

Management of liquid resources
(Increase)/Decrease in short-term deposits	(101)	249	26	172	-
Net cash inflow from the management
of liquid resources	(101)	249	26	172	-

Financing
Issue of ordinary shares	24	-	-	-	-
Issue of shares to preference shareholders	-	-	275	-	-
Increase in borrowings	1,997	1,402	611	738	-
Intercompany balances	-	13,699	390	(726)	54

Net cash inflow from financing	2,021	15,101	1,276	12	54
Movement in cash and overdrafts	24	(21)	9	0	-

Cash flow statements for the year ended 31 March 2005	National Grid US Investments 4 $m	National Grid US Partnership 1 $m	National Grid US Partnership 2 $m	National Grid General Partnership $m	National Grid Holdings Inc $m

Net cash inflow from operating activities	-	-	-	-	-

Dividends from joint ventures and subsidiary undertakings	-	-	-	-	218

Returns on investments and servicing
of finance
Interest received and similar income	-	-	-	-	79
Interest paid and similar charges	-	-	-	-	(188)
Dividends paid to minority interests	-	-	-	-	-
Net cash outflow for returns on
investments and servicing of finance	-	-	-	-	(109)

Taxation
Net corporate tax paid	-	-	-	-	86

Capital expenditure and financial investment
Net payments to acquire intangible and tangible fixed assets	-	-	-	-
Receipts from disposals of tangible fixed assets	-	-	-	-
	-	-	-	-
Net cash outflow for capital expenditure and financial investment	-	-	-	-	-

Acquisitions and disposals
Acquisition of Group undertakings	-	-	-	-	(41)
Payments to acquire investments	-	-	-	-
Receipts from disposal of investments	-	-	-	-
Net cash outflow from acquisitions and disposals	-	-	-	-	(41)

Equity dividends paid	-	-	-	-	-

Net cash outflow before management of liquid
resources and financing	-	-	-	-	154

Management of liquid resources
(Increase)/Decrease in short-term deposits	-	-	-	-	-
Net cash inflow from the management
of liquid resources	-	-	-	-	-

Financing
Issue of ordinary shares	-	-	-	-	-
Issue of shares to preference shareholders	-	-	-	-	-
Increase in borrowings	-	-	-	-	-
Intercompany balances	-	-	-	-	(154)

Net cash inflow from financing	-	-	-	-	(154)
Movement in cash and overdrafts	-	-	-	-	-